UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

March 10, 2009
Date of Report (date of Earliest Event Reported)

CHINA TEL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA		98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

8105 Irvine Center Drive, Suite 800, Irvine, CA 92618
 (Address of principal executive offices and zip code)

(949) 585-0222
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 10, 2009, China Tel Group, Inc., a Nevada corporation (the “Company”) entered into a China Tel Group, Inc. Agreement dated February 25, 2009 (the “Agreement”) with Olotoa Investments, LLC, a California limited liability company (the “Purchaser”.)  Attached as Exhibit A to this Form 8-K is a fully executed copy of the Agreement.

The Agreement provides for Purchaser to acquire 49% of the Series A common stock of the Company on a fully diluted basis (as defined in the Agreement) (the “Shares”) in exchange for the payment of $300,000,000 USD (the “Purchase Price”) to the Company.  The Purchase Price is payable by the Purchaser to the Company over an eighteen month period commencing March 9, 2009 through September 9, 2010 when and in amounts as requested by the Board of Directors of the Company.  The Purchaser will receive a pro rated portion Shares with delivery of each portion payment of the Purchase Price requested by the Company.

Attached as Exhibit B to this Form 8-K is copy of the press release dated March 16, 2009.

Item 9.01	Exhibits

99.1	Stock Purchase Agreement dated February 25, 2009

99.2	Press Release dated March 16, 2009

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA TEL GROUP, INC.
Date: March 16, 2009	By:	/s/Kenneth L. Waggoner
	Name:	Kenneth L. Waggoner
	Title:	Vice President & General Counsel

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